UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

BioCardia, Inc.
(Name of Registrant as Specified In Its Charter)

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BIOCARDIA, INC.
320 SOQUEL WAY
SUNNYVALE, CALIFORNIA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Monday, December 2, 2025

Dear Stockholders of BioCardia, Inc.:

Please be advised that the 2024 annual meeting of stockholders and any postponements, adjournments or continuations thereof, or the Annual Meeting, of BioCardia, Inc., a Delaware corporation, will be held on Tuesday, December 2, 2025 at 9:00 a.m. Pacific Time, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class III directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To approve the amendment and restatement of our 2016 Equity Incentive Plan, or the 2016 Plan, to (i) extend the term of our 2016 Plan until October 31, 2035, (ii) change the automatic share reserve increase pursuant to our 2016 Plan to automatically increase the number of shares available for issuance under the 2016 Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, and (iii) limit the portion of the share reserve available for issuance pursuant to the exercise of incentive stock options;

3.	To ratify the appointment of PKF San Diego, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

4.	To hold a non-binding vote on executive compensation;

5.	To transact such other business as may properly come before the Annual Meeting.

Our board of directors has fixed the close of business on October 8, 2025 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on October 8, 2025 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s Annual Meeting as a stockholder, follow the instructions provided in your proxy, as explained on page 3 of this proxy statement.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by posting our proxy materials on the Internet.

All stockholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail. We appreciate your continued support of BioCardia, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Jim Allen

Director

/s/ Peter Altman, Ph.D.

President, Chief Executive Officer, and Director

/s/ Andrew Blank

Chairman of the Board

/s/ Richard Krasno, Ph.D.

Director

/s/ Bill Facteau

Director

/s/ Jay M. Moyes

Director

/s/ Simon H. Stertzer, M.D.

Director

Sunnyvale, California

November 3, 2025

BIOCARDIA, INC.

PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Tuesday, December 2, 2025

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of BioCardia, Inc., a Delaware corporation, or BioCardia, the Company, we, our, or us, and any postponements, adjournments or continuations thereof, or the Annual Meeting. The Annual Meeting will be held on Tuesday, December 2, 2025 at 9:00 a.m. Pacific Time, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050. Our proxy materials are first being mailed on or about November 12, 2025 to all stockholders entitled to notice of and to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021.

What matters am I voting on?

You will be voting on:

•	the election of three Class III directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;

•

the approval of the amendment and restatement of our 2016 Equity Incentive Plan, or the 2016 Plan, to (i) extend the term of our 2016 Plan until October 31, 2035, (ii) change the automatic share reserve increase pursuant to our 2016 Plan to automatically increase the number of shares available for issuance under the 2016 Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, and (iii) limit the portion of the share reserve available for issuance pursuant to the exercise of incentive stock options;

•	a proposal to ratify the appointment of PKF San Diego, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

•	the approval, on an advisory basis, of a resolution approving the Company’s executive compensation;

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Marvin Slosman., Jay M. Moyes and Simon H. Stertzer, M.D. as Class III directors;

•	“FOR” the amendment and restatement of the 2016 Equity Incentive Plan;

•	“FOR” the ratification of the appointment of PKF San Diego, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

•	“FOR” the resolution approving our executive compensation.

Who is entitled to vote?

Holders of shares of our common stock as of the close of business on October 8, 2025, or the Record Date, may vote at the Annual Meeting. As of the Record Date, there were 10,612,734 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting on Tuesday, December 2, 2025, and for 10 days prior to the Annual Meeting at 320 Soquel Way, Sunnyvale, California 94085, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 2: The approval of the amendment and restatement of our 2016 Plan to (i) extend the term of our 2016 Plan until October 31, 2035, (ii) change the automatic share reserve increase pursuant to our 2016 Plan to automatically increase the number of shares available for issuance under the 2016 Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, and (iii) limit the portion of the share reserve available for issuance pursuant to the exercise of incentive stock options requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as a vote “AGAINST” the proposal and broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 3 The ratification of the appointment of PKF San Diego, LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. As described below, this is a “routine” matter on which brokers or other nominees may generally vote in their discretion. As such, no broker non-votes are expected in connection with this proposal.

•

Proposal No. 4: Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card; or

•	by written ballot at the Annual Meeting.

Any votes submitted by Internet or telephone may be submitted until 11:59 p.m. Eastern Time on December 1, 2025. Any votes submitted by mail must be received prior to the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of BioCardia, Inc., in writing, at BioCardia, Inc., 320 Soquel Way, Sunnyvale, California 94085; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. Only stockholders of record on the Record Date are allowed to attend the Annual Meeting. As such, on the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. For security reasons, stockholders should be prepared and may be required to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Altman, Ph.D. and David McClung have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within BioCardia, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matters. The proposal to ratify the appointment of PKF San Diego, LLP is the only proposal that is considered a “routine” matter under applicable rules. Absent direction from you, your broker will not have discretion to vote on the election of directors, amendment and restatement of the 2016 Plan, or on the matters relating to executive compensation, each of which is a “non-routine” matter.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements, annual reports and Notice of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduces our printing costs, mailing costs, and fees.

A number of brokers and other nominees with account holders who are our stockholders may be “householding” the proxy materials. This means that only one copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report and Notice of Internet Availability of Proxy Materials from the other stockholder(s) sharing your address, please (i) notify your broker or other nominee, or (ii) contact us at the following address and phone number:

BioCardia, Inc.
Attention: Secretary
320 Soquel Way
Sunnyvale, California 94085

(650) 226-0120

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

We currently expect to hold our 2026 annual meeting of stockholders on June 10, 2026, which is date that was used to determine the deadlines set forth in “Stockholder Proposals.”

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 30, 2025 and the proposal must otherwise comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

BioCardia, Inc.
Attention: Secretary
320 Soquel Way
Sunnyvale, California 94085

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of our board of directors, (ii) brought before the meeting by or at the direction of our board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record at the time of giving the notice, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in our bylaws.

To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 10, 2026; and

•	not later than the close of business on March 12, 2026.

In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public disclosure of the date of such annual meeting was made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

If you intend to solicit proxies in support of director nominees other than our nominees, then we must receive notice providing the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, postmarked no later than April 11, 2026. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after the one-year anniversary of the date of the Annual Meeting, then we must receive your notice by the close of business on the later of the sixtieth (60th) day prior to such meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance−Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing Exhibit 3.2 to our Form 10-K filed on March 26, 2025 on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. All of our directors other than Peter Altman, Ph.D. are independent within the meaning of the listing standards of the Nasdaq Stock Market, or Nasdaq. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of November 3, 2025, and certain other information for each of the directors with terms expiring at the Annual Meeting, the nominees for election as a director at the Annual Meeting, and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since(4)	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting / Nominees
Marvin Slosman	III	61	Nominee	—-	—	2028
Jay Moyes(2)(3)	III	71	Director	2011	2025	2028
Simon H. Stertzer, M.D.	III	89	Director	2002	2025	2028
Continuing Directors
Jim Allen(1)	II	70	Director	2019	2027	—
Andrew Blank(1)(2)	II	69	Chairman of the Board of Directors	2019	2027	—
Peter Altman, Ph.D.	I	59	Director, Chief Executive Officer and Director	2002	2026	—
Bill Facteau(3)	I	55	Director	2023	2026	—
Non-Continuing Director
Richard Krasno, Ph.D.(2)(3)	III	83	Director	2016	2025	—

(1)	Member of the nominating and corporate governance committee

(2)	Member of the compensation committee

(3)	Member of the audit committee

(4)

Service on our board of directors prior to 2016 noted in the narrative below includes service with BioCardia Lifesciences, Inc., the company we merged with in our reverse merger transaction in October 2016.

Nominees for Director

Marvin Slosman is President, Chief Executive Officer and a director of InspireMD, Inc., which is focused on stroke prevention and leading a global effort to transform carotid artery intervention. He has served in that capacity since January 2020. Prior to joining InspireMD, Mr. Slosman served as chief operating officer for MEDCURA Inc. from May 2019 to December 2019. From September 2017 to September 2019, Mr. Slosman served as a Business Consultant, overseeing international commercial strategy and market development, at Integra Life Sciences, a leading innovator in orthopedic extremity surgery, neurosurgery, and reconstructive and general surgery. From 2010 to 2014 Mr. Slosman served as President of Itamar Medical, Inc., a medical technology company focused on cardiovascular and sleep diagnostics. Mr. Slosman also served as chief executive officer of Ovalum Vascular Ltd. from 2008 to 2010.

We believe that Mr. Slosman possesses specific attributes that qualify him to serve as a member of our board of directors, including his managerial expertise, the knowledge and experience he has attained through his service as a CEO and director of a publicly traded corporation and his significant experience in senior management positions and leading medical device companies.

Jay M. Moyes has served on our board of directors since 2011. He has served on the board of directors of Puma Biotechnologies (NYSE: PBYI) since April 2012, and on the board of directors of Achieve Life Sciences from 2018 to the present, and he served on the board of directors and Chairman of the Audit Committee of Osiris Therapeutics (NASDAQ: OSIR), a biosurgical company, from May 2006 until December 2017. He also served as a member of the board of directors and Chairman of the Audit Committee of Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. From 2012 to 2014, Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopedics company, and as Chief Financial Officer from 2013 to 2014. Mr. Moyes was the Chief Financial Officer of Sera Prognostics, Inc. (NASDAQ: SERA), a women’s health diagnostics company, from March 2020 to June 2023. From 2008 to 2009, Mr. Moyes served as Chief Financial Officer of CareDx, a publicly traded molecular diagnostics company. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Master of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University and is formerly a Certified Public Accountant.

We believe that Mr. Moyes possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive background in finance and accounting in the life sciences industry.

Simon H. Stertzer, M.D. has served on our board of directors since 2002. Dr. Stertzer is a Professor of Medicine, Emeritus at the Stanford University School of Medicine, Division of Cardiovascular Medicine. He was appointed Professor of Medicine at Stanford University in 1998 and became Professor Emeritus at Stanford University in 2011. Dr. Stertzer serves on the medical advisory board of Avenda Health, a private prostate cancer therapy company, and was appointed in June 2019. Dr. Stertzer is managing member of Windrock Enterprises, LLC, a real estate investment company since May 1999. He has served as a Director of Frontiere Algorithmic Design LLC, and AIVA App LLC, both software development companies, from June 2014 to October 2020. Dr. Stertzer was a founder and board member of Arterial Vascular Engineering, an angioplasty balloon and stent company that went public in 1996 and was subsequently acquired by Medtronic. He also serves as Director of AVIA App LLC since 2015. Dr. Stertzer received his Doctor of Medicine degree from New York University. He also earned a Certificat de Physiologie from University of Paris (Sorbonne) and had a fellowship at New York University Hospital in Cardiovascular Disease. Dr. Stertzer received a Bachelor of Arts degree in Humanities from Union College.

We believe that Dr. Stertzer possesses specific attributes that qualify him to serve as a member of our board of directors, including his historical association with our company and his expertise in interventional cardiology and the operational experience he has accumulated in the life sciences industry.

Continuing Directors

Jim Allen was appointed to our board of directors in October 2019. Mr. Allen is Chief Executive Officer and President of Sea Star, Inc., a real estate development company, and has served in that capacity since he founded the company in February 1989. Mr. Allen has founded multiple companies from concept to full operation involving the development of various technologies, patents, manufacturing processes, and sales, distribution and maintenance programs. Six of his ventures have resulted in sales to publicly-traded companies. One of his companies was sold to Roper Technologies, Inc. and he is currently serving in a consulting capacity for TransCore Atlantic LLC, a Roper Technologies, Inc. company. He is a named inventor on 29 issued and pending patents. Mr. Allen studied business at Troy University and Auburn University at Montgomery.

We believe that Mr. Allen possesses specific attributes that qualify him to serve as a member of our board of directors, including his operational expertise and extensive track record of successful business ventures.

Andrew Scott Blank is Chairman of our board of directors and was appointed to our board of directors in October 2019. Mr. Blank is President of National Brands, Inc., an investment group that was one of the largest Anheuser-Bush beer distributors prior to divesture of those operations and has served in that capacity since March 1993. Mr. Blank also currently serves as President of WareITis Technologies, developer of one of the foremost enterprise level content management software suites called Records Studio, President of Seaboard Warehouse Terminals, Seaboard Chicago U.S. and Seaboard Warehouse, a group of companies providing nationwide third-party logistics services, and President of the Blank Family Foundation, a private family foundation that provides philanthropic support to worthy charitable organizations. Mr. Blank also currently serves on the board of directors of Neumentum, Inc. Mr. Blank holds a bachelor’s degree in business from the University of Miami.

We believe that Mr. Blank possesses specific attributes that qualify him to serve as Chairman of our board of directors, including his operational expertise and extensive track record in the management of fast-growth companies.

Peter Altman, Ph.D. has served as our President and Chief Executive Officer since 2002. He was founding Chief Executive Officer from 1999 to 2003 and board member of CareDx from 1999 to 2014, a developer of a diagnostic to be used in chronic inflammatory diseases, including cardiac and kidney transplantation. He received his Ph.D. in Bioengineering/Pharmaceutical Chemistry from the University of California, San Francisco and University of California, Berkeley, and both his Master of Science and Bachelor of Science in Mechanical Engineering from the Columbia University School of Engineering and Applied Sciences. Dr. Altman has been elected Fellow of the American Heart Association.

We believe that Dr. Altman possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the biotechnology, medical device and diagnostic industries and the operational insight and expertise he has accumulated as our President and Chief Executive Officer.

Bill Facteau was appointed to our board of directors effective October 2023. Mr. Facteau is the President and Chief Executive Officer of Earlens Corporation, which is focused on transforming the hearing aid industry with its novel and proprietary light-based technology and has served in that capacity since November 2013. Prior to joining Earlens, Mr. Facteau served as President and Chief Executive Officer of Acclarent, the company that created Balloon Sinuplasty. Mr. Facteau previously served as a director on the board of a number of companies, including Acclarent, Aerin Medical, PROCEPT BioRobotics, Neotract, CVI, Cabachon and ExploraMed. Mr. Facteau holds a bachelor’s degree from the University of Connecticut.

In 2016, Mr. Facteau was found liable for misdemeanor counts of introducing adulterated and misbranded medical devices into interstate commerce under the Food, Drug, and Cosmetic Act stemming from certain Acclarent sales representatives introducing a product for an intended use that had not yet been cleared by the Food and Drug Administration. These strict liability misdemeanors required no finding of criminal intent, knowledge, or wrongdoing by Mr. Facteau and did not lead to exclusion from government health care programs.

We believe that Mr. Facteau possesses specific attributes that qualify him to serve as a member of our board of directors, including his operational expertise and extensive track record of leadership and executive experience in the medical device industry across multiple companies.

Non-Continuing Directors

Richard Krasno, Ph.D. was appointed to our board of directors in October 2016. Dr. Krasno has served as a director of OPKO Health, Inc. since 2017. Dr. Krasno previously served as a director on the board of Ladenburg Thalmann from 2006 until 2020 and on the board of Castle Brands, Inc. from 2014 until 2019. Dr. Krasno served as the executive director of the William R. Kenan, Jr. Charitable Trust from 1999 to 2014 and, from 1999 to 2010, as president of the four affiliated funds. Prior to that, Dr. Krasno was the president of the Monterey Institute of International Studies in Monterey, California. From 2004 to 2012, Dr. Krasno also served as a director of the University of North Carolina Health Care System and served as chairman of the board of directors from 2009 to 2012. From 1981 to 1998, he served as president and chief executive officer of the Institute of International Education in New York. He also served as Deputy Assistant Secretary of Education in Washington, D.C. from 1979 to 1980. Dr. Krasno holds a Bachelor of Science from the University of Illinois and a Ph.D. from Stanford.

We believe that Dr. Krasno possesses specific attributes including his qualifications and skills, including financial literacy and expertise, his managerial experience and the knowledge and experience he has attained through his service as a director of publicly traded corporations, which qualify him to have served as a member of our board of directors.

Director Independence

In accordance with the listing requirements of Nasdaq and our Corporate Governance Guidelines, a majority of our board of directors must be composed of independent directors. Our board of directors has determined that all of our directors, other than Dr. Altman, and nominees qualify as “independent” directors in accordance with listing requirements of Nasdaq and Rule 10A-3 of the Exchange Act. Dr. Altman is not considered independent because he is an employee of BioCardia.

Board Leadership Structure

Board Structure. Our board of directors has seven authorized seats divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Three Class III directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2028 annual meeting of stockholders or until their respective successors have been elected and qualified. The Class I directors and the Class II directors will continue to serve their respective terms until the 2026 and 2027 annual meetings of stockholders, respectively.

Board Leadership Structure. Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Dr. Altman serving as a director and our President and Chief Executive Officer and Andrew Blank serving as our Chairman. We believe that the separation of the Chairman and Chief Executive Officer positions suit the talents, expertise and experience that each of Dr. Altman and Mr. Blank bring to the Company.

Board Committees. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

During our fiscal year ended December 31, 2024, the board of directors held ten meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we invite, but do not require, our directors to attend. None of our non-employee directors attended our 2024 annual meeting of the stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of Jay Moyes, who is the chair of the committee, Richard Krasno, Ph.D. and Bill Facteau, each of whom is independent for audit committee purposes under the requirements of Nasdaq and SEC rules and regulations. Dr. Krasno will no longer serve on our audit committee following the Annual Meeting. Marvin Slosman will serve on our audit committee, effective as of his election to our board of directors, and has been determined to be independent for audit committee purposes under the requirements of Nasdaq and SEC rules and regulations by our board of directors. Mr. Moyes is an “audit committee financial expert” as the term is defined under Item 407 of Regulation S-K. The audit committee operates under a written charter. The functions of the audit committee include:

•	overseeing the engagement of our independent registered accounting firm;

•	reviewing our audited financial statements and discussing them with the independent registered accounting firm and our management;

•	meeting with the independent registered accounting firm and our management to consider the adequacy of our internal controls; and

•	reviewing our financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2024, our audit committee held seven meetings.

Compensation Committee

Our compensation committee currently consists of Andrew Blank, who is the chair of the committee, Jay Moyes and Richard Krasno, Ph.D., each of whom is independent in accordance with Nasdaq standards. Dr. Krasno will no longer serve on our compensation committee following the Annual Meeting. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter. The functions of the compensation committee include:

•	determining the compensation of our Chief Executive Officer;

•

reviewing and, if deemed appropriate, recommending to our board of directors the compensation of, and policies, practices and procedures relating to the compensation of, our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	determining or recommending, in consultation with our Chief Executive Officer, to the board of directors the compensation of our executive officers; and

•	advising and consulting with our officers regarding managerial personnel and development.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2024, our compensation committee held one meeting.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Andrew Blank, who is the chair of the committee, and Jim Allen, each of whom is independent in accordance with Nasdaq standards. The nomination committee operates under a written charter. The functions of the nominating and corporate governance committee include:

•	establishing standards for service on our board of directors;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding the size and composition of the board of directors, committee composition and structure and procedures affecting directors;

•	reviewing compliance with relevant corporate governance guidelines;

•	reviewing governance-related stockholder proposals and recommending responses from the board of directors; and

•

reviewing actual and potential conflicts of interest of members of the board of directors and corporate officers, other than related-party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity.

Our nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2024, our nominating and corporate governance committee held no meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the existing size and composition of our board of directors and certain other factors, including the character, integrity, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, and other factors that the committee may consider appropriate. Our nominating and corporate governance committee relies upon various criteria for board membership, which may include, without limitation, that a candidate exhibit: the highest ethical character; sound business judgment; skills that are complementary to those of the existing board of directors; ability to assist and support management and make significant contributions to the Company’s success; and an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Qualification and backgrounds of the directors as a whole should provide the proper breadth of knowledge, abilities and experience to appropriate composition of the board of directors. Although our nominating and corporate governance committee does not have a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nomination of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Renomination of existing directors will not be viewed as automatic, but rather will be based on continuing qualification using the criteria set forth above.

Our nominating and corporate governance committee considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, provided that (i) any recommending stockholder must have continuously held at least 1% of the company’s fully diluted securities entitled to be voted on the proposal at the meeting for at least one year by the date the proposal is submitted, and (ii) such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Any nomination should be sent in writing to our Secretary at BioCardia, Inc., 320 Soquel Way, Sunnyvale, California 94085.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors to provide comments, to report concerns, or to ask a question, may do so at the following address:

BioCardia, Inc.
Attention: Secretary
320 Soquel Way
Sunnyvale, California 94085

You may submit your concerns anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board of directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as:

•	Product complaints

•	Product inquiries

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics is available on our website at www.biocardia.com/investors/corporate-governance/id/1029. We intend to disclose any amendments of our code of business conduct and ethics, or waivers of its requirements for directors or executive officers, on our website.

We have also adopted an Insider Trading Policy. That policy prohibits all employees, including our executive officers, and all directors and agents from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our securities. All employees, including our executive officers, and all of our directors and agents are also prohibited from pledging our securities or engaging in short sales of our securities. In addition, with regard to the company’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through our committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to mitigate or manage them. The risk oversight process includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk, as well as the impact on us of public health issues.

The audit committee oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment and risk management. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board or directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Non-Employee Director Compensation

Cash and Equity Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2016 Plan.

In 2025, our compensation committee recommended, and our board of directors adopted, the compensation for non-employee directors set forth in the table below:

Position	Annual Cash Retainer($)	Annual Stock Option Grant(#)
Base Fee	$40,000	829	(1)
Chairperson Fee
Chairman of the Board	32,500
Audit Committee	15,000
Compensation Committee	12,000
Nominating and Corporate Governance Committee	9,000
Committee Member Fee
Audit Committee	7,500
Compensation Committee	6,000
Nominating and Corporate governance	5,000

(1) An award of 829 stock options was granted to each incumbent non-employee director on October 11, 2024, which will vest on October 11, 2025.

Compensation for 2024

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2024:

Director	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jim Allen	$45,000	$-	$1,966	$46,966
Andrew Blank	$93,500	$-	$1,966	$95,466
Richard Krasno, Ph.D.	$53,500	$-	$1,966	$55,466
Jay M. Moyes	$61,000	$-	$1,966	$62,966
Simon H. Stertzer, M.D.	$40,000	$-	$1,966	$41,966
Bill Facteau	$47,500	$-	$1,966	$49,466

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 9 to our consolidated financial statements for the year ended December 31, 2024.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2024.

Name	Aggregate Number of Stock Options Outstanding		Aggregate Number of Stock Awards Outstanding
Jim Allen	3,313	(1)	-
Andrew Blank	3,313	(1)	-
Richard Krasno, Ph.D.	3,313	(1)	-
Jay M. Moyes	3,573	(2)	-
Simon H. Stertzer, M.D.	3,573	(2)	-
Bill Facteau	3,729	(3)	-

(1)	Includes (i) 3,313 shares subject to an option that is fully vested and exercisable.
(2)	Includes (i) 3,573 shares subject to an option that is fully vested and exercisable.
(3)	Includes (i) 3,038 shares subject to an option that is fully vested and exercisable, and (ii) 691 shares subject to an option that vests on October 18, 2026.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of seven members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

The term of our Class III directors, Richard Krasno, Ph.D., Jay M. Moyes and Simon H. Stertzer, M.D., will expire at the Annual Meeting. Our nominating and corporate governance committee has recommended, and our board of directors has approved, Richard Krasno, Ph.D., Jay M. Moyes and Simon H. Stertzer, M.D. as nominees for election as Class III directors at the Annual Meeting. If elected, Dr. Krasno, Mr. Moyes and Dr. Stertzer will serve as Class III directors through the 2028 annual meeting of stockholders and until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election, or re-election, as the case may be, of Mr. Slosman, Mr. Moyes and Dr. Stertzer. We expect that such nominees will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of each Class III director requires a plurality vote of the shares of our common stock present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Broker non-votes and abstentions will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

EXTENSION OF THE 2016 EQUITY INCENTIVE PLAN AND ESTABLISHMENT OF SHARE RESERVE

Overview

Our board of directors is asking our stockholders to approve an amendment, restatement and extension to our 2016 Plan. Our board of directors has adopted the amended and restated 2016 Plan, or the Restated Plan, subject to stockholder approval, to (i) extend the term of the Restated Plan until October 31, 2035, (ii) change the automatic share reserve increase pursuant to the Restated Plan to automatically increase the number of shares available for issuance under the Restated Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, and (iii) limit the portion of the share reserve available for issuance pursuant to the exercise of incentive stock options.

The 2016 Plan was originally approved by the stockholders on October 24, 2016 and was subsequently amended by the stockholders on December 22, 2020.

Our 2016 Plan will expire on August 19, 2026, or the Expiration Date. On October 31, 2025, our compensation committee and our board of directors approved the Restated Plan, subject to stockholder approval. If the Restated Plan is not approved by our stockholders prior to the Expiration Date, then we will be unable to continue providing equity awards as part of our compensation program and may be compelled to significantly increase the cash component of employee compensation in order to achieve our future incentive, recruiting and retention objectives. Consequently, without stockholder approval of our Restated Plan, we believe our operating cash flow and/or our ability to attract and retain the individuals necessary to drive our performance and increase long-term stockholder value will be impaired. We therefore believe that the stockholder approval of our Restated Plan is important to our continued success.

Additionally, on October 31, 2025, our compensation committee and our board of directors approved change the automatic share reserve increase pursuant to our 2016 Plan to automatically increase the number of shares available for issuance under the 2016 Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, subject to stockholder approval. Based on the shares outstanding as of the Record Date, the increase upon approval by the stockholders would be 424,509 shares. This change is intended to allow us to maintain a pool of shares available for grant in order to retain, incentivize and reward our current employees, directors and consultants, and to attract new employees and consultants and, where appropriate, new director candidates. Awards previously granted under our 2016 Plan will be counted against this maximum number, but shares subject to such awards may become available again under the Restated Plan in accordance with its terms. As of November 3, 2025, there were approximately 95,000 shares available for future grants under the 2016 Plan.

Additionally, on October 31, 2025, our compensation committee and our board of directors approved the limit to the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the 2016 Plan. Such limitation will be 373,800 shares (as increased on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, by the least of: (i) four percent (4.0%) of the shares outstanding on the day immediately preceding each automatic increase; (ii) 500,000 shares; and (iii) such lesser number of shares as determined by our board of directors).

If stockholders approve the Restated Plan, then the Restated Plan will continue in effect until October 31, 2035.

Summary of the Restated Plan

The following is a summary of the principal features of the Restated Plan and its operation. This summary does not contain all of the terms and conditions of the Restated Plan and is qualified in its entirety by reference to the Restated Plan as set forth in Appendix A, which is presented as adopted, without adjustments to give effect to the 1-for-15 reverse stock split of our common stock on May 29, 2024.

General

The purposes of the Restated Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and any parent or subsidiary of the Company and members of our board of directors, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares

Subject to adjustment upon certain changes in our capitalization as described in the Restated Plan, the maximum aggregate number of shares of our Common Stock that will be available for issuance under the Restated Plan will equal the sum of (i) 373,800 shares, which includes 6,153 shares that had been reserved but not issued pursuant to any awards granted under the 2002 Plan as of the date of the adoption of the Restated Plan and 325,245 shares that were added to the Restated Plan under its “evergreen” provision (discussed below) before the date of the Annual Meeting, and (ii) any shares subject to stock options or similar awards granted under the 2002 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2002 Plan that are forfeited to or repurchased by the Company (up to a maximum of 10,190 shares pursuant to clause (ii)).

Subject to adjustment upon certain changes in our capitalization as described in the 2016 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the 2016 Plan is the foregoing sum, plus any additional shares that were added to the Restated Plan under its “evergreen” provision on or after the first day of our 2025 fiscal year or are returned to the Restated Plan as described below to the extent permitted by Section 422 of the Internal Revenue Code, or the Code. Shares under the Restated Plan may be authorized, but unissued, or reacquired Common Stock of the Company.

If our stockholders approve the Restated Plan, then the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the Restated Plan is 373,800 shares (as increased on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, by the least of: (i) four percent (4.0%) of the shares outstanding on the day immediately preceding each automatic increase; (ii) 500,000 shares; and (iii) such lesser number of shares as determined by our board of directors).

The 2016 Plan includes an “evergreen” provision that provides that, subject to adjustment upon certain changes in our capitalization as described in the 2016 Plan, the number of shares available for issuance under the 2016 Plan will be increased on the first day of each fiscal year beginning with our 2021 fiscal year in an amount equal to the least of:

●	66,666 shares (as adjusted for the 1-for-15 reverse stock split of our common stock on May 29, 2024);
●	4% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or
●	such other amount as our board of directors may determine no later than the last day of the immediately preceding fiscal year.

If our stockholders approve the Restated Plan, then the annual “evergreen” increase in the number of shares available for issuance under the Restated Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, will be equal to 4% of the outstanding shares of our common stock as of the day immediately preceding each automatic increase.

If an award granted under the Restated Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (discussed below), or with respect to an award of restricted stock, restricted stock units, performance shares and performance units granted under the Restated Plan, is forfeited to, or repurchased by, us due to failure to vest, the unpurchased shares (or for awards other than options or SARs the forfeited or repurchased shares) subject to such award will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). With respect to SARs, only shares actually issued (that is, the net shares issued) under a SAR will cease to be available under the Restated Plan, and all remaining shares under SARs will remain available for future grant or sale under the Restated Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units granted under the Restated Plan are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to pay the exercise price of an award granted under the Restated Plan or to satisfy the tax withholding obligations of an award granted under the Restated Plan will not remain available for issuance under the Restated Plan. Payment of cash rather than shares pursuant to an award granted under the Restated Plan will not result in reducing the number of shares available for issuance under the Restated Plan.

Adjustments to Shares Subject to the Restated Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in our corporate structure affecting our Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan, will adjust the number and class of shares that are reserved under the Restated Plan, may be delivered under the Restated Plan, and the number, class and price of shares covered by outstanding awards under the Restated Plan.

Administration

The Restated Plan will be administered by our board of directors or a committee of individuals satisfying applicable laws appointed by our board of directors, including our compensation committee, or the Administrator. To make grants to certain officers and key employees of the Company, the members of the committee administering the Restated Plan must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the Restated Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Restated Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Restated Plan and outstanding awards. Under the Restated Plan, the Administrator also has the authority to institute and determine the terms and conditions of a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards granted under the Restated Plan to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced.

The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to the Restated Plan as well as establish sub-plans under the Restated Plan for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Restated Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants and other award holders.

Eligibility

Awards may be granted to employees and consultants of the Company and any parent or subsidiary of the Company and members of our board of directors. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of November 3, 2025, the individuals eligible to participate in the Restated Plan consisted of approximately nineteen employees (including three executive officers), three consultants, and six non-employee directors.

Stock Options

Each option granted under the Restated Plan will be evidenced by a written or electronic agreement between the Company and a participant, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Restated Plan. The exercise price per share of each option may not be less than the fair market value of a share of our Common Stock on the date of grant, except in limited circumstances specified in Code Section 424(a). Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, or a Ten Percent Stockholder, must have an exercise price per share equal to at least 110% of the fair market value of a share of our Common Stock on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of a share of our Common Stock is its closing sales price (or closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market on the day of determination. On October 31, 2025, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $1.40 per share.

The Restated Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, check, promissory note, other shares of our Common Stock having a fair market value equal to the aggregate exercise price of the exercised shares, consideration received under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) that the Company implements in connection with the Restated Plan, net exercise, such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or by any combination of the foregoing methods. With respect to any specific option, the methods of payment of the option exercise price will be authorized by the Administrator and set forth in the applicable option agreement. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years and an incentive stock option granted to any other person must have a term not exceeding 10 years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercisability following termination of service applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option (to the extent vested) for (i) three months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Restated Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Restated Plan. At the Administrator’s discretion, the payment upon exercise of SARs may be in cash, shares of our Common Stock of equivalent value, or a combination of both. The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The term of a stock appreciation right will be no more than 10 years from the date of grant. The terms and conditions relating to the period of exercisability following termination of service with respect to options described above also apply to SARs.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Restated Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. During the period that any restricted stock award remains subject to vesting, a participant will be entitled to receive all dividends and other distributions paid with respect to the shares subject to the award, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares subject to the restricted stock award with respect to which they were paid.

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as specified in the restricted stock award agreement. Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares. The Administrator, in its sole discretion, generally may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units, which represent a right to receive shares of our Common Stock at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Restated Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Restated Plan. Restricted stock units will result in a payment to a participant if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a restricted stock unit award, the Administrator, in its sole discretion, generally may reduce or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned restricted stock units as of the date set forth in the restricted stock unit award agreement.

Performance Units and Performance Shares

Performance units and performance shares also may be granted under the Restated Plan. Each award of performance shares or units granted under the Restated Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying any performance period and other terms and conditions of the award, consistent with the requirements of the Restated Plan. Performance units and performance shares will result in a payment to a participant if any performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of both.

The Administrator may establish performance objectives in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share of our Common Stock on the award’s grant date. A participant will forfeit any performance shares or units that are unearned as of the date set forth in the award agreement.

Non-Employee Directors.

All non-employee directors are eligible to receive all types of awards (except for incentive stock options) under our Restated Plan. In order to provide a maximum limit on the cash compensation and equity awards that can be made to our non-employee directors, our Restated Plan provides that in any given fiscal year, a non-employee director (i) will not be granted cash-settled awards with a grant date fair value (determined in according to GAAP) greater than $300,000 (increased to $500,000 in the fiscal year of his or her initial service as a non-employee director) and (ii) will not be granted awards covering more than 33,333 shares in any fiscal year (increased to 50,000 shares in the fiscal year of his or her initial service as a non-employee director), in each case as adjusted for the 1-for-15 reverse stock split of our common stock on May 29, 2024. Any awards granted to an individual for his or her services as an employee or consultant (other than as a non-employee director) will not count toward this limit.

Transferability of Awards

Awards granted under the Restated Plan generally are not transferable other than by will or by the laws of descent or distribution and may be exercised during a participant’s lifetime only by the participant, unless the Administrator determines otherwise.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Restated Plan provides that, in the event of a “change in control” (as defined in the Restated Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that:

●	awards may be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation or its affiliate;
●	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;
●

outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

●

an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award will be replaced with other rights or property selected by the Administrator in its sole discretion; or

●	any combination of the foregoing.

The Administrator will not be required to treat all awards similarly in the transaction.

If the successor corporation does not assume or substitute outstanding awards, then with respect to those awards not assumed or substituted, options and SARs will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting not assumed or substituted, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a merger or change in control, the Administrator will notify the participant in writing or electronically that the option or SARs will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or SARs will terminate upon the expiration of such period.

Additionally, the Restated Plan provides that with respect to awards granted to a non-employee director, in the event of our change in control, the participant will fully vest in and have the right to exercise options or SARs as to all of the shares underlying the award and all restrictions on restricted stock and restricted stock units will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Termination or Amendment

The Restated Plan automatically will terminate 10 years from the date of its adoption by our board of directors, unless terminated at an earlier time by the Administrator. The Administrator may terminate, alter, suspend or amend the Restated Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the Restated Plan to the extent necessary or desirable to comply with any applicable laws. No termination, alteration, suspension or amendment of the Restated Plan may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance shares, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax, generally referred to as the Medicare Surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Restated Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A

Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are officers, subject to certain exceptions, Section 409A requires that distributions in connection with the officer’s separation from service commence no earlier than six months after such officer’s separation from service.

If an award granted under the Restated Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonqualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Number of Awards Granted to Certain Individuals and Groups

The number of awards that an employee, director or consultant may receive under the Restated Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the Restated Plan. If the amendment proposed in this proposal would have been in place during the last fiscal year, such amendment would not have affected the awards granted under the Restated Plan for such year. The following table sets forth, (i) the aggregate number of shares of Common Stock subject to options and restricted stock unit awards granted under the Restated Plan during the last fiscal year, and (ii) the average per share exercise price of such options and the dollar value of such restricted stock units granted.

	Number of Shares Subject to Options	Average Per Share Exercise Price of Options	Number of RSUs Granted	Dollar Value of RSUs Granted (1)
Peter Altman President, Chief Executive Officer, and Director	—	$—	—	$—
David McClung Chief Financial Officer	—	$—	—	$—
Edward Gillis Senior Vice President, Devices	—	$—	—	$—
All executive officers, as a group	—	$—	—	$—
All directors who are not executive officers, as a group	—	$—	—	$—
All employees who are not executive officers, as a group	—	$—	1,000	$2,090
(1)	Reflects the aggregate grant date fair value of the equity awards computed in accordance with ASC 718.

Information Regarding Outstanding Stock Awards

As of December 31, 2024, there were no outstanding RSUs under the 2016 Plan for all current directors who are not executive officers as a group. Also, as of December 31, 2024, all current employees, including all current officers who are not executive officers, as a group had no RSUs outstanding under the 2016 Plan. No person has received or is expected to receive five percent or more of the awards under the 2016 Plan.

As of December 31, 2024, Peter Altman had 52,215 options and no RSUs outstanding under the 2016 Plan; David McClung had 19,340 options and no RSUs outstanding under the 2016 Plan; and Edward Gillis had 11,697 options and no RSUs outstanding under the 2016 Plan. All current executive officers as a group had 83,252 options and no RSUs outstanding under the 2016 Plan. No associates of such directors, executive officers or nominees have received awards under the 2016 Plan.

Vote Required

The approval of the amendment and restatement of our 2016 Plan to (i) extend the term of the Restated Plan until October 31, 2035, (ii) change the automatic share reserve increase pursuant to the Restated Plan to automatically increase the number of shares available for issuance under the Restated Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, and (iii) limit the portion of the share reserve available for issuance pursuant to the exercise of incentive stock options requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as a vote “AGAINST” the proposal and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PKF San Diego, LLP, or PKF, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025.

Notwithstanding the appointment of PKF and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of BioCardia, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PKF as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of PKF to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. A representative of PKF is expected to be present at the Annual Meeting in person or via teleconference, and the representative will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PKF, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the fees for professional services rendered by PKF for the audits of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023.

	2024	2023
	(In Thousands)	(In Thousands)
Audit Fees (PKF) (1)	$278	$261
Audit−Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$278	$261

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

All fees described above were pre-approved by our Audit Committee.

Auditor Independence

In our fiscal year ended December 31, 2024, there were no other professional services provided by PKF that would have required our audit committee to consider their compatibility with maintaining the independence of PKF.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence.

Vote Required

The ratification of the appointment of PKF requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PKF.

PROPOSAL NO. 4
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. The say-on-pay vote is conducted annually, and the next such vote will occur at the 2026 annual meeting of stockholders.

We believe that the information we’ve provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation is aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting pursuant to this proposal:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

Vote Required

The non-binding vote on executive compensation requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as defined by the listing standards of Nasdaq and required by the rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The audit committee appointed PKF San Diego, LLP, an independent registered public accounting firm, as our independent auditor for fiscal year 2024. As such, PKF was responsible for auditing our financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PKF;

•

discussed with PKF the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from PKF required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PKF its independence.

Based on the audit committee’s review and discussions with management and PKF, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Jay Moyes (Chairman)
Richard Krasno, Ph.D.

Bill Facteau

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of November 3, 2025. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Peter Altman, Ph.D.	59	President, Chief Executive Officer, and Director
David McClung	62	Chief Financial Officer
Edward Gillis	63	Senior Vice President of Devices

The service of our executive officers prior to 2016 noted in the narrative below includes service with BioCardia Lifesciences, Inc., the company we merged with in the reverse merger transaction in October 2016. For a brief biography of Dr. Altman, please see “Board of Directors and Corporate Governance−Nominees for Director.”

Edward Gillis has served as our Senior Vice President of Devices since October 2020 and served as Vice President of Catheter Development from May 2020 to October 2020. Mr. Gillis has more than 20 years of experience in the medical device industry, primarily in management and engineering roles. From March 2017 until January 2019, Mr. Gillis served as the Chief Executive Officer of Revolution Contraceptives LLC, and continued serving as a technical consultant for that company from January 2019 to October 2020. Mr. Gillis also served as Head of Research & Development for Mettler Toledo – Rainin LLC from September 2016 to March 2017. From January 2008 to March 2017, Mr. Gillis served as Chief Technical Officer (January 2013 to March 2017) and as President and Chief Executive Officer (January 2008 to January 2013) of ReVENT Medical, Inc., a company he founded. Prior to these roles, Mr. Gillis served as Vice President of Research and Development for SineXus (now Intersect ENT) and Apneon, an obstructive sleep apnea company, VP of Manufacturing and Engineering for Durect Corporation, a pharmaceutical company developing drug delivery systems, catheters, and other delivery platforms, held senior positions in manufacturing and product development for EndoTex Interventional Systems and Cardiac Pathways Corporation (both acquired by Boston Scientific) and held engineering positions at Spectranetics Corporation, Guidant Corporation and Baxter Healthcare. He holds thirty-four U.S. patents, and is named author on scientific publications in the areas of obstructive sleep apnea, catheter design and drug delivery. Mr. Gillis earned a Master of Science Degree in Plastics Engineering from the University of Massachusetts Lowell.

David McClung has served as our Chief Financial Officer since September 2017 and has been with the Company since September 2013, also serving as Vice President of Finance from March 2016 to August 2017 and as Senior Director of Finance & Controller from September 2013 to February 2016. Mr. McClung has more than 20 years of finance and accounting experience in publicly and privately financed organizations, including startup enterprises, middle-market businesses and large public companies. Before joining our company, Mr. McClung served as Director of Finance and Controller at Sonitus Medical, Inc., a privately-held medical device manufacturer, from June 2011 to August 2013. Prior to that, Mr. McClung served as Controller at NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company acquired by Pfizer, Inc., from April 2010 to June 2011. Mr. McClung began his career in public accounting and finance functions at other companies, including Matson Navigation, Inc., The Clorox Company and KPMG LLP. Mr. McClung earned a Bachelor of Arts degree in Accounting from Georgia State University, graduating with honors. He is an actively licensed CPA and member of the AICPA and the California Society of CPAs.

EXECUTIVE COMPENSATION

Named Executive Officers

In 2024, our named executive officers were:

•	Peter Altman, Ph. D.;

•	David McClung; and

•	Edward Gillis.

Fiscal 2024 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)(2)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Peter Altman, Ph.D.	2024	493,388	-	-	-	-	493,388
President, Chief Executive Officer, and Director	2023	515,513	116,599	-	230,724	-	862,836
David McClung	2024	354,942	-	-	-	-	354,942
Chief Financial Officer	2023	370,858	63,749	-	98,611	-	533,218
Edward Gillis	2024	251,804	-	-	-	-	251,804
Senior Vice President, Devices	2023	263,096	41,654	-	63,275	-	368,025

(1)	This amount was earned as a bonus in the fiscal year ending December 31, 2023 and was paid out as RSUs in 2024. Such RSUs vested in full on May 18, 2023.
(2)

These amounts reflect the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 9 to our consolidated financial statements included in our Annual Reports on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 26, 2024.

Employment Agreements

Peter Altman, Ph.D.

We have not entered into an employment agreement with Dr. Altman. Accordingly, he is employed on an at-will basis. Dr. Altman’s current annual base salary is $531,000 and he is eligible for an annual bonus equal to 50% of his base salary.

Dr. Altman is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

David McClung

We have not entered into an employment agreement with Mr. McClung. Accordingly, he is employed on an at-will basis. Mr. McClung’s current annual base salary is $382,000 and he is eligible for an annual bonus equal to 38% of his base salary.

Mr. McClung is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Edward Gillis

We have not entered into an employment agreement with Mr. Gillis. Accordingly, he is employed on an at-will basis. Mr. Gillis’ current annual base salary is $271,000 and he is eligible for an annual bonus equal to 35% of his base salary.

Mr. Gillis is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Potential Payments on Termination or Change of Control

We have entered into change of control and severance agreements with each of Dr. Altman and Mr. McClung. Under each of these agreements, if, within the period three months prior to and 12 months following a “change of control,” or such period, the change in control period, we terminate the employment of the applicable employee other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s change of control and severance agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 150% for Dr. Altman and 100% for Mr. McClung, (ii) a lump sum payment equal to the following percentage of the employee’s target annual bonus: 150% for Dr. Altman and 100% for Mr. McClung, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 18 months for Dr. Altman and 12 months for Mr. McClung, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.

Additionally, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable employee other than for cause, death or disability, or the employee resigns for good reason and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 100% for Dr. Altman and 50% for Mr. McClung, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 12 months for Dr. Altman and six months for Mr. McClung, and (iii) the employee’s outstanding unvested equity awards will vest as to an additional 24 months for Dr. Altman and 12 months for Mr. McClung.

Pursuant to the change of control and severance agreements, in the event any payment or benefit provided to our named executive officers would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the applicable employee will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Outstanding Equity Awards at 2024 Year-End

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers as of December 31, 2024:

		Option Awards(1)(2)					Stock Awards(2)
	Grant	Number of		Number of	Option	Option	Number of	Market
	Date	Securities		Securities	Exercise	Expiration	Shares or	Value
		Underlying		Underlying	Price ($)(3)	Date	Units of	of Shares or
Name		Unexercised		Unexercised			Stock	Units of
		Options (#)		Options (#)			That Have	Stock
		Exercisable		Unexercisable			Not Vested	That Have
							(#)	Not Vested
								($)
Peter Altman	8/19/2016	8,963	(4)	-	$79.80	8/19/2026	-	$-
	2/1/2018	2,962	(4)	-	$79.80	2/1/2028	-	$-
	8/27/2019	4,736	(4)	-	$75.00	8/27/2029	-	$-
	4/24/2020	3,675	(4)	-	$51.45	4/24/2030	-	$-
	4/21/2021	11,831	(4)	-	$52.35	4/21/2031	-	$-
	4/14/2022	8,617	(5)	783	$22.35	4/14/2032	-	$-
	5/18/2023	6,655	(5)	3,993	$25.50	5/18/2033	-	$-

David McClung	8/9/2016	478	(4)	-	$79.80	8/9/2026	-	$-
	8/19/2016	493	(4)	-	$79.80	8/19/2026	-	$-
	2/1/2018	1,177	(4)	-	$79.80	2/1/2028	-	$-
	8/27/2019	1,883	(4)	-	$75.00	8/27/2029	-	$-
	4/24/2020	1,702	(4)	-	$51.45	4/24/2030	-	$-
	4/21/2021	5,056	(4)	-	$52.35	4/21/2031	-	$-
	4/14/2022	3,667	(5)	333	$22.35	4/14/2032	-	$-
	5/18/2023	2,844	(5)	1,707	$25.50	5/18/2033	-	$-

Edward Gillis	6/25/2020	2,000	(4)	-	$37.35	6/25/2030	-	$-
	12/3/2020	1,000	(4)	-	$38.25	12/3/2030	-	$-
	4/21/2021	3,244	(4)	-	$52.35	4/21/2031	-	$-
	4/14/2022	2,322	(5)	211	$22.35	4/14/2032	-	$-
	5/18/2023	1,825	(5)	1,095	$25.50	5/18/2033	-	$-

(1)	Information for this table is depicted on an award-by-award basis unless the exercise price and expiration date are identical.

(2)

Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective pursuant to amendments to our certificate of incorporation effective on November 2, 2017, May 7, 2019, and May 30, 2025, respectively.

(3)

This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors, or the exercise price as determined by the repricing on January 29, 2020.

(4)	This option is fully vested and immediately exercisable.

(5)	This option vests and becomes exercisable in equal monthly installments over four years from the grant date.

401(k) Savings Plan

We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the month following the date they meet our 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Our board of directors and compensation committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. The timing of any stock option grants to recipients in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders(1)(2)	165,081	$44.30	361,064
Equity compensation plans not approved by stockholders(4)	3,103	$243.00	-
Total	168,184	$47.97	361,064

(1)

Our 2016 Plan provides that the number of shares of common stock available for issuance under the plan will automatically increase on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 66,666 shares, (ii) four percent (4%) of the outstanding shares of common stock of the Company on the last day of the immediately preceding fiscal year, or (iii) such other amount determined by the board of directors no later than the last day of the immediately preceding fiscal year.

(2)	Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective on November 2, 2017, May 7, 2019, and May 30, 2024. respectively.

(3)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(4)	In August 2016, the Company granted an option to purchase common stock outside of the Company’s stock option plans to a consultant.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer, or PEO, and non-PEO named executive officers, or Non-PEO NEOs, and Company performance for the fiscal years listed below. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year	Summary Compensation Table for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Totals for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$493,388	$423,476	$303,373	$321,820	$21.88	$7,946
2023	$862,836	$600,059	$450,622	$373,892	$31.78	$11,571
2022	$901,897	$907,176	$477,404	$477,791	$107.73	$11,907

(1)	The PEO for 2024, 2023 and 2022 is Peter Altman. The Non-PEO NEOs for whom the average compensation is presented in this table for 2024, 2023 and 2022 are David McClung and Edward Gillis.
(2)

The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

PEO
Prior FYE	12/31/2021	12/31/2022	12/31/23
Current FYE	12/31/2022	12/31/2023	12/31/24
Fiscal Year	2022	2023	2024
SCT Total	$901,897	$862,836	$493,388
Minus Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(370,897)	$(230,724)	$-
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$215,823	$72,086	$-
Plus Change in Fair Value of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$5,930	$(186,772)	$(134,016)
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$150,441	$214,669	$117,263
Plus Changes in Fair Values as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$3,982	$(132,036)	$(53,158)
Minus Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$-
Compensation Actually Paid	$907,176	$600,059	$423,476

NEOs
Prior FYE	12/31/2021	12/31/2022	12/31/23
Current FYE	12/31/2022	12/31/2023	12/31/24
Fiscal Year	2022	2023	2024
SCT Total	$477,404	$450,622	$303,373
Minus Grant Date Fair Value of Options Awards and Stock Awards Granted in Fiscal Year	$(150,904)	$(80,943)	$-
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$75,003	$25,289	$-
Plus Change in Fair Value of Outstanding and Unvested Options Awards and Stock Awards Granted in Prior Fiscal Years	$2,530	$(68,406)	$(15,049)
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$72,520	$96,707	$23,910
Plus Changes in Fair Values as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,238	$(49,377)	$9,586
Minus Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$-	$-	$-
Compensation Actually Paid	$477,791	$373,892	$321,820

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid, or CAP, to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and net loss attributable to the Company over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return, or TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of October 15, 2025 are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of September 30, 2025, there were 10,612,734 shares of common stock outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only class of voting securities), (ii) each of our directors, director nominees and named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted below, the address of each person listed on the table is c/o BioCardia, Inc., 320 Soquel Way, Sunnyvale, CA 94085.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares(1)	(%)
5% Stockholders:
Entities affiliated with Stertzer Family Trust(1)	717,848	6.8

Andrew Blank(4)	639,371	6.0
Entities affiliated with Thomas A. Satterfield, Jr.(3)	883,314	8.3

Named Executive Officers and Directors:
Jim Allen(2)	162,974	1.5
Andrew Blank(4)	639,371	6.0
Peter Altman, Ph.D.(5)	407,813	3.8
Edward Gillis(6)	19,359	*
Richard Krasno, Ph.D.(7)	32,704	*
David McClung(8)	91,525	*
Jay M. Moyes(9)	7,189	*
Bill Facteau(10)	29,284	*
Simon H. Stertzer, M.D.(1)	717,848	6.8
All directors and executive officers as a group (9 people)	2,108,067	17.4

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 59,204 shares of common stock held by the Stertzer Family Trust, (ii) 591,054 shares of our common stock held by Windrock Enterprises L.L.C., (iii) 777 shares of our common stock held by the Stertzer Gamma Trust, (iv) 6,102 shares our common stock held by Stertzer Holdings LLC, (v) 17,761 shares of our common stock held by Dr. Stertzer (vi) 39,377 shares of our common stock held by Dr. Stertzer and his spouse Kimberly Stertzer, (vii) 3,573 shares subject to options that are vested and exercisable within 60 days of October 15, 2025, held by Dr. Stertzer, and (viii) 575,675 shares subject to warrants held by the Stertzer Family Trust. Dr. Stertzer and his spouse are co-trustees of the Stertzer Family Trust, and sole members and managers of Windrock Enterprises L.L.C., and share voting and dispositive control over the shares held by the Stertzer Family Trust and Windrock Enterprises L.L.C. Dr. Stertzer is the grantor of the Stertzer Gamma Trust and may be deemed to have voting and dispositive control over the shares held by the Stertzer Gamma Trust. Dr. Stertzer may be deemed to have voting and dispositive control over the shares held by Stertzer Holdings LLC. All of the Warrants are subject to a blocker provision pursuant to which the warrantholder does not have the right to exercise such Warrants if such exercise would result in beneficial ownership by the Reporting Person, together with his affiliates and any other persons acting as a group together with the Reporting Person, of more than 4.99% of the Common Stock outstanding upon such exercise.

(2)

Consists of (i) 109,623 shares of our common stock held by Mr. Allen, (ii) 26 shares of our common stock held by Mr. Allen and Kyle Johnson and over which Mr. Allen shares voting and dispositive power, (iii) 6 shares of our common stock, held by Wesley Upchurch and over which Mr. Allen shares voting and dispositive power, (iv) 6 shares of our common stock, held by Judson Upchurch and over which Mr. Allen shares voting and dispositive power, (v) 3,313 shares subject to options vested and exercisable within 60 days of October 15, 2025 and (vi) 50,000 shares subject to warrants held by Mr. Allen.

(3)

Consists of (i) 94,341 shares of our common stock and 59,262 shares of common stock issuable upon exercise of warrants held by Thomas A Satterfield, Jr, (ii) 288,309 shares of our common stock and 288,738 shares of common stock issuable upon exercise of warrants held by Tomsat Investment & Trading Co., Inc., (iii) 350,847 shares of our common stock and 335,912 shares of common stock issuable upon exercise of warrants held by the A.G. Family L.P., (iv) 130,000 shares of our common stock held by Caldwell Mill Opportunity Fund, LLC, and (v) 2,500 shares of our common stock held by Rebecca A. Satterfield for which Mr. Satterfield has a limited power of attorney for voting and disposition purposes. All of the Warrants are subject to a blocker provision pursuant to which the warrantholder does not have the right to exercise such Warrants if such exercise would result in beneficial ownership by the Reporting Person, together with his affiliates and any other persons acting as a group together with the Reporting Person, of more than 4.99% of the Common Stock outstanding upon such exercise, except for 17,317 Warrants that are not subject to any blocker provisions. The address for these entities is 15 Colley Cove Drive, Gulf Breeze, Florida, 32561.

(4)

Consists of (i) 2,035 shares of our common stock held by Mr. Blank, (ii) 634,023 shares of our common stock held by Andy Blank Revocable Living Trust, of which Mr. Blank serves as trustee, (iii) 3,313 shares subject to options vested and exercisable within 60 days of October 15, 2025, and (iv) 602,522 shares subject to warrants held by Mr. Blank. All of the Warrants are subject to a blocker provision pursuant to which the warrantholder does not have the right to exercise such Warrants if such exercise would result in beneficial ownership by the Reporting Person, together with his affiliates and any other persons acting as a group together with the Reporting Person, of more than 4.99% of the Common Stock outstanding upon such exercise.

(5)

Consists of (i) 216,762 shares of our common stock held by Dr. Altman, (ii) 47,439 shares subject to options vested and exercisable within 60 days of October 15, 2025, and (iii) 143,612 shares subject to warrants held by Dr. Altman.

(6)	Consists of (i) 8,968 shares of our common stock held by Mr. Gillis and (ii) 10,391 shares subject to options vested and exercisable within 60 days of October 15, 2025.

(7)

Consists of (i) 16,268 shares of our common stock held by Dr. Krasno, (ii) 3,313 shares subject to options vested and exercisable within 60 days of October 15, 2025, and (iii) 13,123 shares subject to warrants held by Dr. Krasno.

(8)

Consists of (i) 47,950 shares of our common stock held by Mr. McClung, (ii) 17,300 shares subject to options vested and exercisable within 60 days of October 15, 2025, and (iii) 26,275 shares subject to option grants held by Mr. McClung.

(9)	Consists of (i) 3,616 shares of our common stock and (ii) 3,573 shares subject to options held by Mr. Moyes that are vested and exercisable within 60 days of October 15, 2025.

(10)

Consists of (i) 13,123 shares of our common stock, (ii) 3,038 shares subject to options held by Mr. Facteau that are vested and exercisable within 60 days of October 15, 2025, and (iii) 13,123 shares subject to option grants held by Mr. Facteau.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Party Transactions

We describe below transactions and series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have entered into change of control and severance agreements with certain of our executive officers that provides for certain severance and change in control benefits. See the section titled “Executive Compensation−Potential Payments upon Termination or Change of Control.”

On April 9, 2020, we entered into a Litigation Funding Agreement, or the Funding Agreement, with BSLF, L.L.C., or the Funder, an entity owned and controlled by Andrew Blank, a member of our board of directors, for the purpose of funding the Company’s legal proceedings and any and all claims, actions and/or proceedings relating to or arising from the case captioned Boston Scientific Corp., et al., v. BioCardia Inc., Case No. 3:19-05645-VC, U.S.D.C., N. D. Cal, or the Litigation. On April 12, 2021, all parties to the Litigation entered into a confidential settlement agreement. All claims in the Litigation were dismissed. The settlement did not result in any material benefit or liability to the Company. In March 2022, we entered into settlement agreements with our litigation service providers and the Funder to terminate the Funding Agreement and conclude on all remaining matters thereunder. Under the terms of the confidential agreements, the Company’s corporate counsel agreed to provide up to $300,000 in future discounts on legal services. The Company agreed to remit the discounts, as received, to the Funder on a quarterly basis. During the year ended December 31, 2024, the Company remitted credits totaling $112,876 to BSLF in accordance with the settlement agreement.

In February 2024, we entered into a securities purchase and registration rights agreement relating to a private placement with certain qualified institutional buyers and institutional accredited investors, as well as Peter Altman, our President, Chief Executive Officer, and a member of our board of directors. Pursuant to such agreement, we sold an aggregate of 134,199 shares of our common stock and warrants to purchase an aggregate of 67,104 shares of our common stock, including 7,207 and 3,604, respectively, to Dr. Altman. The Company also agreed to provide for the resale of such securities pursuant to a registration statement. The gross proceeds of the offering were $875,000, with associated issuance costs of $43,000. Dr. Altman invested $50,000.

In August 2024, we entered into a securities purchase agreement with certain purchasers. Pursuant to such agreement, we sold an aggregate of (i) 1,377,990 shares of our common stock and accompanying warrants to purchase an aggregate of 1,377,990 shares of our common stock at an offering price of $3.00 per share and accompanying warrant and (ii) pre-funded warrants to purchase an aggregate of 1,022,010 shares of our common stock and accompanying warrants to purchase an aggregate of 1,022,010 shares of our common stock at an offering price of $2.999 per pre-funded warrant and accompanying warrant. The gross proceeds of the Registered Offering were $7.2 million, with associated issuance costs of $926,000.Certain of our 5% stockholders, directors, and executive officers invested in such offering as follows: entities affiliated with Thomas A. Satterfield, Jr., a holder of 5% stockholder, invested $210,000, Andrew Blank, a member of our board of directors, invested $333,000, Jim Allen, a member of our board of directors, invested $150,000, Peter Altman, Ph.D., our President, Chief Executive Officer, and a member of our board of directors, invested $125,000, and David McClung, our Chief Financial Officer, invested $25,000.

In April 2025, we entered into a Securities Purchase and Registration Rights Agreement relating to a private placement with certain qualified institutional buyers and institutional accredited investors, as well as certain members of our board of directors and executive officers which closed on April 23, 2025. Pursuant to the agreement, we sold 406,818 shares of our common stock, and warrants to purchase an aggregate of 406,818 shares of our common stock at an exercise price equal to $1.905 per share, which are exercisable at any time before the earlier of April 24, 2030 or the approval by the Japanese Pharmaceuticals and Medical Devices Agency of our application of our CardiAMP Cell Therapy System. The gross proceeds of the offering were $775,000, with associated issuance costs of $56,000. Certain of our 5% stockholders, directors, and executive officers invested in such offering as follows: entities affiliated with Thomas A. Satterfield, Jr., a holder of 5% stockholder, invested $150,000, Andrew Blank, a member of our board of directors, invested $250,000, Simon H. Stertzer, M.D., a member of our board of directors, invested $200,000, Richard Krasno, Ph.D., a member of our board of directors, invested $25,000, Bill Facteau, a member of our board of directors, invested $25,000, Peter Altman, Ph.D., our President, Chief Executive Officer, and a member of our board of directors, invested $50,000, and David McClung, our Chief Financial Officer, invested $25,000.

In June 2025, we entered into a Securities Purchase and Registration Rights Agreement relating to a private placement with certain qualified institutional buyers and institutional accredited investors, as well as certain members of our board of directors and executive officers, which closed on June 30, 2025. Pursuant to the agreement, we sold 274,696 shares of our common stock, and warrants to purchase an aggregate of 274,696 shares of our common stock at an exercise price equal to $1.95 per share, which are exercisable at any time before the earlier of June 30, 2030 or the approval by the Japanese Pharmaceuticals and Medical Devices Agency of our application of our CardiAMP Cell Therapy System. The gross proceeds of the offering were $570,000, with associated issuance costs of $41,000. Certain of our 5% stockholders, directors, and executive officers invested in such offering as follows: entities affiliated with Thomas A. Satterfield, Jr., a holder of 5% stockholder, invested $100,000, Andrew Blank, a member of our board of directors, invested $150,000, Simon H. Stertzer, M.D., a member of our board of directors, invested $150,000, Peter Altman, Ph.D., our President, Chief Executive Officer, and a member of our board of directors, invested $50,000, and David McClung, our Chief Financial Officer, invested $10,000.

In September 2025, we issued 4,800,000 shares of our common stock, and accompanying warrants to purchase up to 4,800,000 shares of common stock (the Warrants), at a combined offering price of $1.25 per share and Warrant. Each Warrant is exercisable at a price per share of $1.25. The Warrants expire on September 20, 2027, and are immediately exercisable. Certain of our directors and executive officers purchased an aggregate of 734,400 shares of common stock and accompanying Warrants, representing gross proceeds of $918,000. The gross proceeds of the offering were $6.0 million, with associated issuance costs of $792,000. Certain of our 5% stockholders, directors, and executive officers invested in such offering as follows: entities affiliated with Thomas A. Satterfield, Jr., a holder of 5% stockholder, invested $500,000, Andrew Blank, a member of our board of directors, invested $360,000, Simon H. Stertzer, M.D., a member of our board of directors, invested $498,000, and Peter Altman, Ph.D., our President, Chief Executive Officer, and a member of our board of directors, invested $60,000.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on March 26, 2025.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the fiscal year ended December 31, 2024. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the failure to timely file a Form 4 for Edward Gillis (filed with the SEC on December 26, 2024) to report one transaction.

Fiscal Year 2024 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2024 are included in our Annual Report on Form 10-K, which was filed with the SEC on March 26, 2025. This proxy statement and our annual report are posted on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021 and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to BioCardia, Inc., Attention: Secretary, 320 Soquel Way, Sunnyvale, California 94085.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Sunnyvale, California

November 3, 2025

ANNEX A

BIOCARDIA, INC.

AMENDED AND RESTATED

2016 EQUITY INCENTIVE PLAN

(as amended and restated effective                   , 2025 (the “Effective Date”))

1.	Purposes of the Plan. The purposes of this Plan are:
●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.	Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means BioCardia, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd) “Plan” means this Amended and Restated 2016 Equity Incentive Plan.

(ee) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ff) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(ll) “Stockholder Approval Date” means the date on which the Plan is approved by the stockholders of the Company.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 373,800 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 2002 Stock Option Plan (the “Prior Plan”) that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from previously granted awards under the Prior Plan equal to 4,353. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the Stockholder Approval Date and the first day of each Fiscal Year thereafter, in an amount equal to four percent (4.0%) of the outstanding Shares on the day immediately preceding each automatic increase.

(c) Incentive Stock Option Limitation. No more than 373,800 Shares (as increased on the Stockholder Approval Date and the first day of each Fiscal Year following the Stockholder Approval Date, by the least of (A) four percent (4.0%) of the Shares outstanding on the day immediately preceding each automatic increase; (B) 500,000 Shares; and (C) such lesser number of Shares as determined by the Board) shall be issued pursuant to the exercise of Incentive Stock Options.

(d) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(e) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)	Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.	Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	Outside Director Limitations.

(a) Cash-settled Awards. No Outside Director may be granted, in any Fiscal Year, cash‑settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the Fiscal Year of his or her initial service as an Outside Director.

(b) Stock-settled Awards. Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 33,333 Shares, increased to 50,000 Shares in the Fiscal Year of his or her initial service as an Outside Director.

Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11(b) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, these type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.	Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon the date of its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

BIOCARDIA®

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
0	0	0

1. Election of Directors

Nominees

01 Marvin Slosman 02 Jay Moyes 03 Simon H. Stertzer, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BIOCARDIA®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com

BioCardia, Inc.
Annual Meeting of Stockholders
December 2, 2025 - 9:00 AM, PT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Peter Altman and David McClung, or either of them, as proxies, each with the power to appoint such individual's substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BioCardia, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PT on December 2, 2025, at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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